EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 2, 2012, MOCON, Inc. (MOCON) acquired all of the outstanding common shares of PBI-Dansensor A/S (Dansensor) for a total purchase price of DKK 112,000,000, which totals approximately $20.1 million inclusive of cash acquired of $0.8 million.  Approximately $13.6 million was paid in cash at closing and the remainder will be paid over four years pursuant to a secured note issued to PBI-Holding A/S by MOCON.  On March 28, 2012, in connection with the closing of the acquisition of Dansensor, MOCON entered into a Credit Agreement (the Agreement) with Wells Fargo Bank NA.  The Agreement provides for a four year, $5.0 million secured revolving line of credit, and a $3.5 million secured term loan that amortizes over four years.  At March 31, 2012, MOCON drew $7.5 million against the loans for purposes of the acquisition.

Dansensor is a manufacturer of specialized instrumentation for Modified Atmosphere Packaging (MAP) of foods, beverages, pharmaceuticals and other perishable items.  Dansensor designs quality control and assurance solutions for the food industry and other businesses that package their products in protective gas atmospheres.  Dansensor is headquartered in Denmark but operates worldwide, and has wholly owned subsidiaries in France, Italy, Spain, Germany and the United States.

The unaudited pro forma condensed combined balance sheet as of March 31, 2012 is based on historical consolidated balance sheets of MOCON and Dansensor and was prepared as if the acquisition had occurred on that date.  The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2012 and the fiscal year ended December 31, 2011 have been prepared assuming the acquisition occurred at the beginning of the year ended December 31, 2011 and are based on historical consolidated statements of operations of MOCON and Dansensor.

The unaudited pro forma condensed combined financial statements are prepared for informational purposes only and are not indicative of the consolidated results of operations or financial position that MOCON would have reported had the acquisition occurred at the previous dates presented, nor do they project results of future operations as a consolidated entity.  The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and/or cost savings that MOCON may achieve with respect to the combined business operations.

Pursuant to Article 11 of Regulation S-X, the historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to reflect pro forma events that are (i) directly attributable to the acquisitions, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the businesses.

MOCON, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

	MOCON	Dansensor	Pro Forma		Pro Forma
	Historical	Historical (1)	Adjustments		Combined
Sales:
Products	$34,383,432	$20,269,866	$—		$54,653,298
Consulting services	2,977,435	—			2,977,435
Total sales	37,360,867	20,269,866	—		57,630,733

Cost of sales:
Products	12,284,206	6,839,606	872,593	(I)	19,996,405
Consulting services	1,608,364	—	—		1,608,364
Total cost of sales	13,892,570	6,839,606	872,593		21,604,769

Gross profit	23,468,297	13,430,260	(872,593)		36,025,964

Selling, general and administrative expenses	12,941,350	9,839,164	240,760	(I)	23,021,274

Research and development expenses	2,402,566	1,427,916	594,155	(G)	4,424,637

Operating income	8,124,381	2,163,180	(1,707,508)		8,580,053

Other income, net	79,599	(42,053)	(424,947	)(J)	(387,401)

Income before income taxes	8,203,980	2,121,127	(2,132,455)		8,192,652

Income taxes	2,753,062	535,282	(538,140	)(H)	2,750,204

Net income	$5,450,918	$1,585,845	$(1,594,315)		$5,442,448

Net income per common share:
Basic	$1.02				$1.02
Diluted	0.98				0.98
Weighted average common shares outstanding:
Basic	5,342,900				5,342,900
Diluted	5,572,646				5,572,646

(1)        Converted from DKK to U.S. dollars at the average exchange rate for the year of 0.1869

See accompanying notes to unaudited pro forma condensed combined financial statements

MOCON, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

QUARTER ENDED MARCH 31, 2012

	MOCON	Dansensor	Pro Forma		Pro Forma
	Historical	Historical (1)	Adjustments		Combined
Sales:
Products	$8,516,337	$4,873,637	$—		$13,389,974
Consulting services	666,994	—	—		666,994
Total sales	9,183,331	4,873,637	—		14,056,968

Cost of sales:
Products	2,994,877	2,558,818	218,148	(I)	5,771,843
Consulting services	379,370	—	—		379,370
Total cost of sales	3,374,247	2,558,818	218,148		6,151,213

Gross profit	5,809,084	2,314,819	(218,148)		7,905,755

Selling, general and administrative expenses	3,777,673	1,513,888	60,190	(I)	5,351,751

Research and development expenses	733,539	457,499	(156,026	)(G)	1,035,012

Operating income	1,297,872	343,432	(122,312)		1,518,992

Other income, net	17,508	5,994	(106,237	)(J)	(82,735)

Income before income taxes	1,315,380	349,426	(228,549)		1,436,257

Income taxes	494,707	104,899	(68,611	)(H)	530,995

Net income	$820,673	$244,527	$(159,938)		$905,262

Net income per common share:
Basic	$0.15				$0.17
Diluted	0.14				0.16
Weighted average common shares outstanding:
Basic	5,450,173				5,450,173
Diluted	5,691,783				5,691,783

(1)        Converted from DKK to U.S. dollars at the average exchange rate for the quarter of 0.1763

See accompanying notes to unaudited pro forma condensed combined financial statements

MOCON, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2012

	MOCON	Dansensor	Pro Forma		Pro Forma
	Historical	Historical (1)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$15,982,890	$832,669	$(13,612,046	)(A)	$3,203,513
Marketable securities, current	5,714,241	—	—		5,714,241
Trade accounts receivable, net	4,862,082	3,348,069	—		8,210,151
Other receivables	104,900	444,126	—		549,026
Inventories	4,608,666	2,045,992	897,863	(B)	7,552,521
Prepaid expenses	862,420	—	—		862,420
Deferred income taxes	821,028	—	—		821,028
Total current assets	32,956,227	6,670,856	(12,714,183)		26,912,900

Marketable securities, noncurrent	3,281,284	—	—		3,281,284
Property, plant and equipment, net	3,691,983	1,348,157	—		5,040,140
Goodwill	3,172,493	—	5,408,335	(C)	8,580,828
Investment in affiliated company	3,334,500	—	—		3,334,500
Technology rights and other intangibles, net	998,274	1,915,462	10,580,996	(C), (F)	13,494,732
Deferred income taxes	16,718	—	—		16,718
Other assets	87,543	117,442	—		204,985
TOTAL ASSETS	$47,539,022	$10,051,917	$3,275,148		$60,866,087

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$875,004	$—	1,617,388	(A)	$2,492,392
Revolving line of credit	4,000,000	—	—		4,000,000
Accounts payable	2,254,929	744,634	—		2,999,563
Compensation and other accrued expenses	2,179,373	2,766,584	—		4,945,957
Dividends payable	574,654	—	—		574,654
Deferred income taxes	—	—	224,466	(D)	224,466
Deferred revenue	492,653	—	—		492,653
Total current liabilities	10,376,613	3,511,218	1,841,854		15,729,685

Term note payable	2,624,996	—	—		2,624,996
Seller financed note payable	—	—	4,852,165	(A)	4,852,165
Deferred income taxes and other provisions	48,155	476,579	2,645,249	(D), (F)	3,169,983
Accrued income taxes	294,790	—	—		294,790
Total liabilities	13,344,554	3,987,797	9,339,268		26,671,619

Commitments and contingencies

Stockholders’ equity
Capital stock - undesignated	—	—	—		—
Common stock - $0.10 par value	547,290	3,586,000	(3,586,000	)(E)	547,290
Additional paid-in capital	3,193,810	—	—		3,193,810
Retained earnings	30,769,150	2,478,120	(2,478,120	)(E), (F)	30,769,150
Accumulated other comprehensive loss	(315,782)	—	—		(315,782)
Total stockholders’ equity	34,194,468	6,064,120	(6,064,120)		34,194,468

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$47,539,022	$10,051,917	$3,275,148		$60,866,087

(1)        Converted from DKK to U.S. dollars at the ending exchange rate for the quarter of 0.1793

See accompanying notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Preliminary Estimated Purchase Price Allocation

The total preliminary estimated purchase price was allocated to the net assets acquired based upon their preliminary estimated fair values as of the close of business on April 2, 2012 as set forth below.  The excess of the preliminary purchase price over the preliminary net assets was recorded as goodwill.  The preliminary allocation of the purchase price was based upon a preliminary valuation and the estimates and assumptions are subject to change.  The preliminary estimated purchase price allocation for the acquisition is as follows (based upon a 0.1793 exchange rate as of April 2, 2012):

Cash and cash equivalents	$832,669
Trade accounts receivable, net	3,348,069
Other receivables	444,126
Inventories	2,943,855
Property, plant and equipment	1,348,157
Other assets	117,442
Intangible assets	12,496,458
Total identifiable assets acquired	21,530,776

Accounts payable	744,633
Other accrued expenses	2,766,584
Deferred income tax-current	224,466
Deferred income tax-long-term	3,121,828
Total liabilities assumed	6,857,511

Net identifiable assets acquired	14,673,265
Goodwill	5,408,335
Total purchase price	$20,081,600

The Company incurred transaction costs of approximately $400,000 relating to the acquisition which are included in the Company’s first quarter 2012 statement of operations.  These costs have not been backed-out on a pro forma basis.

1.  Pro Forma Adjustments:

The following pro forma and U.S. GAAP conversion adjustments are included in the unaudited pro forma condensed combined balance sheets:

(A)  To record cash paid by the Company as partial purchase consideration to the selling shareholders of Dansensor.  The total purchase price of DKK 112 million (approximately $20,000,000) was paid partially by a cash payment of $13,612,046 at closing, partially financed by a Credit Agreement with Wells Fargo Bank,with the remainder to be paid over four years via a seller financed note of approximately $6,470,000 which commenced on April 2, 2012, the date of closing.

(B)   To reflect the preliminary fair value adjustments for acquired work-in-process and finished goods inventory.

(C)   To reflect the preliminary estimated fair values of the intangible assets and goodwill acquired as follows:

Intangible asset	Assessed Fair Value
Trademark/Trade name	$3,819,090
Developed technology	7,853,340
Customer relationships and other	824,028
$12,496,458

The valuation of the acquired intangible assets is preliminary and may change in the final purchase price allocation.

(D)  To record the adjustment for deferred tax liabilities arising from the acquisition.  The deferred tax liability adjustment relates to the fair value adjustment of inventory and the addition of identifiable intangible assets that will be amortized for financial reporting purposes but will not be deductible for tax purposes.

(E)   To record the elimination of the historical stockholders’ equity of Dansensor.

(F)   To transition the Dansensor research and development expenses accounting treatment from Danish GAAP to U.S. GAAP. The cumulative effect on the balance sheet at March 31, 2012: $1,915,462 reduction of technology rights and other intangibles, net, reduction of deferred tax liabilities ($478,866) and reduction of retained earnings ($1,436,596).

The following pro forma and U.S. GAAP conversion adjustments are included in the unaudited pro forma condensed combined statements of operations:

(G)   To transition the Dansensor research and development expenses accounting treatment from Danish GAAP to U.S. GAAP.  Effects of this adjustment on net income are as follows:

a.     Fiscal 2011: ($594,155)

b.     Three months ended March 31, 2012: $156,026

In fiscal 2011, the development costs that were capitalized for Danish GAAP purposes exceeded the amount of amortization expense recorded for the year. Therefore, the net amount of $594,155 was recorded in these pro forma financial statements as additional expense to properly reflect U.S. GAAP reporting. For the three months ended March 31, 2012, the amount of amortization expense exceeded the amount of development costs that were capitalized. Therefore, the net amount of $156,026 was shown as a reduction of R&D expense to conform to U.S. GAAP.

(H)  To record the estimated tax impact of the adjustments for research and development expenses, amortization of intangibles, and interest expense at the effective rates for the historical periods presented.

(I)    To record adjustments to amortization expense related to intangible assets arising from the acquisition.  For purposes of the pro forma adjustments presented, we have used the following estimated asset lives:

Intangible asset	Asset Life
Trademark/Trade name	20 years
Developed technology	9 years
Customer relationships	9 years

The estimated asset lives are preliminary and may change in the final purchase price allocation.  Further, pro forma amortization expense has been calculated using the straight line method.

Upon completion of the valuation process, the Company may conclude that the intangible assets should be amortized on a basis other than straight line.

(J)    To record interest expense on the $4,000,000 secured revolving line of credit, the $3,500,000 secured term loan, and the $6,469,553 secured note issued to the seller.